Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of CenterState Bank Corporation (formerly known as CenterState Banks, Inc.) on Form S-4 of our report dated March 30, 2017 on the consolidated financial statements of HCBF Holding Company, Inc. as of and for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

October 4, 2017